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                                 United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) January 23, 2001



                        MATTHEWS STUDIO EQUIPMENT GROUP
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                  California
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


      0-18102                                         95-1447751
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 (Commission file number)              (I.R.S. Employer Identification Number)


 3111 North Kenwood Street, Burbank, CA                              91505
-----------------------------------------                         -----------
(Address of principal executive office)                            (Zip Code)


                                (818) 525-5200
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                                      N/A
    -----------------------------------------------------------------------
  (Former name, former address and former fiscal year, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

     On December 5, 2000, Matthews Studio Equipment Group (the "Company") and certain of its subsidiaries (Hollywood Rental Company, LLC, HDI Holdings, Inc. and Matthews Studio Sales, Inc.) signed an Asset Purchase Agreement with Hollywood Rentals Production Services, LLC (the "Buyer") to sell the Company's Hollywood Rentals, HDI, ESS, Olesen and Four Star West operations for $17 million. The Company reported its entry into the Asset Purchase Agreement in a Form 8-K report filed on December 13, 2000.

     The parties completed this sale transaction on January 23, 2001, with the sellers receiving $14.5 million in cash on closing as the purchase price.

     The Asset Purchase Agreement as originally entered into by the parties provided for a purchase price of $17 million, payable $13 million in cash on closing and $4 million in subordinated notes. The notes would have been payable over five years and subordinated to the Buyer's obligations to its lender. The parties subsequently agreed that the sellers could elect to receive an additional $1.5 million in cash in lieu of the subordinated notes, and the sellers opted for the all cash purchase price.

     Closing conditions included, among other things, the approval by the United States Bankruptcy Court, Central District of California, San Fernando Valley Division (the "Court"). The Court granted its approval of the transaction, including specifically the sellers' option to receive $1.5 million in cash in lieu of the subordinated notes, on January 4, 2001, in an order entered by the Court on that date.

     A copy of the Company's press release reporting the consummation of this sale transaction is attached.

Item 7.  Financial Statements and Exhibits

     As of the date of this report, the pro forma financial information required by this item is not available. The Company intends to file such financial information within 60 days of the due date of this report, as required under applicable regulations of the Securities and Exchange Commission.

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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MATTHEWS STUDIO EQUIPMENT GROUP
                                                          (Registrant)



Date:  February 7, 2001                           By: /s/ Ellen Gordon
                                                      --------------------------
                                                      Ellen Gordon
                                                      Estate Representative

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(2)(c) Exhibits

                                 EXHIBIT INDEX


Exhibit                              Document Description
-------                              --------------------

99.7                                 Press Release